Exhibit 3

Rinker Group Limited

Quarterly Financial Information

Second Quarter of Year Ended 31 March 2006

Important: Quarterly results are unaudited. Results are shown under A-IFRS. Year ended 31 March 2003 comparative results are proforma. See notes 1 and 2 below.

	Information under A-IFRS(1)
	US$ million(1)
(Year ended 31 March 2006)	Jun Qtr 2005	Sept Qtr 2005
Rinker group
Revenue	1,240	1,311
EBITDA(3)	335.4	334.8
Depreciation	46.0	47.3
Amortisation	4.9	5.1
EBIT(3)	284.5	282.4
PAT(3)	181.0	184.5

EPS (cents per ord. share)	19.3	19.9
EPS per ADR (1 ADR = 5 ord. shares)	96.5	99.3
No. of shares for EPS calc. (million)	937.9	929.2

Free Cash Flow(4)	172.7	154.8

Net Debt(5)	161.9	274.7
Gearing (Net Debt/Net Debt+Equity)(6)	5.9%	9.5%

Average exchange rate (A$1=US$)(7)	0.7679	0.7550

	Restated under A-FRS(1)
	US$ million(1)
	Jun Qtr	Sept Qtr	Dec Qtr	Mar Qtr
(Year ended 31 March 2005)	2004	2004	2004	2005
Rinker group
Revenue	1,058	1,075	1,094	1,082
EBITDA(3)	228.6	249.9	229.7	261.9
Depreciation	42.8	45.2	46.7	46.4
Amortisation	3.4	4.1	3.4	3.2
EBIT(3)	182.4	200.7	179.6	212.5
PAT(3)	112.0	128.5	108.7	144.0

EPS (cents per ord. share)	11.9	13.6	11.6	15.3
EPS per ADR (1 ADR = 5 ord. shares)	59.3	68.2	57.8	76.5
No. of shares for EPS calc. (million)	944.5	941.5	941.2	941.2

Free Cash Flow(4)	67.9	150.7	91.5	106.8

Net Debt(5)	589	502	416	280
Gearing (Net Debt/Net Debt+Equity)(6)	21.6%	18.0%	14.6%	9.9%

Average exchange rate (A$1=US$)(7)	0.7073	0.7075	0.7671	0.7776

	Restated under A-IFRS(1)
	US$ million(1)
	Jun Qtr	Sept Qtr	Dec Qtr	Mar Qtr
(Year ended 31 March 2004)	2003	2003	2003	2004
Rinker group
Revenue	881	966	925	932
EBITDA(3)	180.6	193.4	180.6	174.1
Depreciation	38.7	39.8	40.8	42.4
Amortisation	4.3	4.1	3.6	4.0
EBIT(3)	137.6	149.5	136.3	127.7
PAT(3)	82.3	96.5	84.3	87.1
EPS (cents per ord. share)	8.7	10.2	8.9	9.2
EPS per ADR (1 ADR = 5 ord. shares)	43.6	51.1	44.6	46.1
No. of shares for EPS calc. (million)	944.7	944.8	945.0	945.0

Average exchange rate (A$1=US$)(7)	0.6477	0.6551	0.7202	0.7679

	Restated under A-IFRS(1)
	US$ million(1)
	Jun Qtr	Sept Qtr	Dec Qtr	Mar Qtr
(Year ended 31 March 2003)	2002	2002	2002	2003
Rinker group
Revenue	694	707	790	764
EBITDA(3)	148.4	149.4	150.3	157.2
Depreciation	32.7	33.2	38.2	42.9
Amortisation	4.1	3.9	4.2	4.4
EBIT(3)	111.6	112.4	108.0	109.9
PAT(3)	63.4	66.2	61.4	69.3
EPS (cents per ord. share)	6.7	7.0	6.5	7.3
EPS per ADR (1 ADR = 5 ord. shares)	33.6	35.0	32.5	36.7
No. of shares for EPS calc. (million)	944.7	944.7	944.7	944.7

Average exchange rate (A$1=US$)(7)	0.5547	0.5484	0.5584	0.6023

	Rinker Group Limited
	Quarterly Financial Information
	Information under A-IFRS(1)
	US$ million(1)
	Jun Qtr	Sept Qtr
(Year ended 31 March 2006)	2005	2005

Segment Revenue
Aggregate	256	272
Cement	110	122
Concrete, block, asphalt	508	553
Concrete pipe and products	145	148
Other	89	90
Intercompany eliminations	(152)	(166)
Rinker Materials	956	1,019
Readymix ($US)	283	292
Readymix ($A)	369	387
Consolidated Rinker group	1,240	1,311

Segment EBIT
Aggregate	62.1	66.9
Cement	31.8	34.3
Concrete, block, asphalt	80.3	99.9
Concrete pipe and products	34.2	34.1
Other	37.5	6.0
Rinker Materials	245.8	241.2
Readymix ($US)	41.1	44.4
Readymix ($A)	53.5	58.8
Corporate	(2.4)	(3.2)
Consolidated Rinker group	284.5	282.4

Segment Depreciation and Amortisation
Aggregate	14.8	15.4
Cement	3.4	3.8
Concrete, block, asphalt	12.3	12.7
Concrete pipe and products	6.1	6.2
Other	1.3	1.4
Rinker Materials	37.9	39.5
Readymix ($US)	13.0	12.8
Readymix ($A)	16.9	17.0
Corporate	—	—
Consolidated Rinker group	50.9	52.4

Segment EBITDA
Aggregate	76.9	82.3
Cement	35.1	38.1
Concrete, block, asphalt	92.6	112.6
Concrete pipe and products	40.3	40.4
Other	38.8	7.4
Rinker Materials	283.7	280.7
Readymix ($US)	54.1	57.3
Readymix ($A)	70.4	75.9
Corporate	(2.4)	(3.2)
Consolidated Rinker group	335.4	334.8

	Rinker Group Limited
	Quarterly Financial Information
	Restated under A-IFRS(1)
	US$ million(1)
	Jun Qtr	Sept Qtr	Dec Qtr	Mar Qtr
(Year ended 31 March 2005)	2004	2004	2004	2005

Segment Revenue
Aggregate	218	216	215	213
Cement	93	88	100	108
Concrete, block, asphalt	394	401	410	430
Concrete pipe and products	121	133	112	106
Other	117	107	127	110
Intercompany eliminations	(121)	(116)	(130)	(133)
Rinker Materials	822	829	834	833
Readymix ($US)	236	246	260	249
Readymix ($A)	333	349	339	320
Consolidated Rinker group	1,058	1,075	1,094	1,082

Segment EBIT
Aggregate	49.3	50.5	49.9	45.6
Cement	25.9	26.9	34.5	30.4
Concrete, block, asphalt	43.2	45.7	54.4	69.1
Concrete pipe and products	23.1	29.1	19.7	17.7
Other	6.0	8.5	(8.6)	18.7
Rinker Materials	147.5	160.7	149.9	181.5
Readymix ($US)	37.1	42.7	32.2	34.8
Readymix ($A)	52.5	60.4	42.0	44.8
Corporate	(2.3)	(2.8)	(2.5)	(3.9)
Consolidated Rinker group	182.4	200.7	179.6	212.5

Segment Depreciation and Amortisation
Aggregate	12.8	13.0	13.6	13.5
Cement	3.3	3.3	3.3	3.4
Concrete, block, asphalt	10.3	11.1	11.7	12.3
Concrete pipe and products	6.3	6.2	6.1	6.2
Other	3.3	3.3	3.2	1.7
Rinker Materials	36.0	36.9	37.8	37.1
Readymix ($US)	10.3	12.3	12.2	12.3
Readymix ($A)	14.5	17.4	15.9	15.9
Corporate	—	—	—	—
Consolidated Rinker group	46.3	49.2	50.1	49.5

Segment EBITDA
Aggregate	62.1	63.5	63.4	59.2
Cement	29.2	30.2	37.9	33.7
Concrete, block, asphalt	53.5	56.8	66.1	81.5
Concrete pipe and products	29.4	35.3	25.8	23.8
Other	9.3	11.8	(5.4)	20.4
Rinker Materials	183.5	197.6	187.7	218.6
Readymix ($US)	47.4	55.0	44.4	47.1
Readymix ($A)	66.9	77.8	57.9	60.7
Corporate	(2.3)	(2.8)	(2.5)	(3.9)
Consolidated Rinker group	228.6	249.9	229.7	261.9

	Rinker Group Limited
	Quarterly Financial Information
	Restated under A-IFRS(1)
	US$ million(1)
	Jun Qtr	Sep Qtr	Dec Qtr	Mar Qtr
(Year ended 31 March 2004)	2003	2003	2003	2004

Segment Revenue
Aggregate	183	203	191	185
Cement	84	86	88	91
Concrete, block, asphalt	331	362	334	337
Concrete pipe and products	111	116	103	91
Other	100	105	97	109
Intercompany eliminations	(105)	(115)	(111)	(110)
Rinker Materials	705	756	703	702
Readymix ($US)	176	210	222	231
Readymix ($A)	272	321	308	300
Consolidated Rinker group	881	966	925	932

Segment EBIT
Aggregate	43.7	44.7	39.5	32.6
Cement	25.0	26.5	27.2	25.1
Concrete, block, asphalt	27.6	33.6	28.4	40.2
Concrete pipe and products	17.4	20.1	17.4	4.2
Other	1.1	(4.0)	(5.7)	1.3
Rinker Materials	114.9	120.9	106.9	103.3
Readymix ($US)	24.1	31.0	31.5	27.6
Readymix ($A)	37.2	47.4	43.8	36.0
Corporate	(1.4)	(2.5)	(2.2)	(3.2)
Consolidated Rinker group	137.6	149.5	136.3	127.7

Segment Depreciation and Amortisation
Aggregate	11.3	11.9	11.2	12.7
Cement	3.3	3.3	3.3	3.3
Concrete, block, asphalt	9.3	9.5	10.2	9.9
Concrete pipe and products	6.6	6.5	6.4	6.4
Other	4.9	4.6	4.2	4.1
Rinker Materials	35.2	35.7	35.2	36.5
Readymix ($US)	7.8	8.2	9.1	9.9
Readymix ($A)	12.0	12.6	12.6	12.9
Corporate	—	—	—	—
Consolidated Rinker group	43.0	43.9	44.3	46.4

Segment EBITDA
Aggregate	55.0	56.5	50.7	45.3
Cement	28.3	29.8	30.4	28.4
Concrete, block, asphalt	36.9	43.1	38.6	50.0
Concrete pipe and products	24.0	26.7	23.9	10.6
Other	6.0	0.6	(1.5)	5.3
Rinker Materials	150.1	156.6	142.1	139.8
Readymix ($US)	31.9	39.3	40.6	37.7
Readymix ($A)	49.2	60.0	56.4	48.9
Corporate	(1.4)	(2.5)	(2.2)	(3.2)
Consolidated Rinker group	180.6	193.4	180.6	174.1

	Rinker Group Limited
	Quarterly Financial Information
	Restated under A-IFRS(1)
	US$ million(1)
	Jun Qtr	Sep Qtr	Dec Qtr	Mar Qtr
(Year ended 31 March 2003)	2002	2002	2002	2003

Segment Revenue
Aggregate	131	131	167	160
Cement	74	74	75	80
Concrete, block, asphalt	199	214	303	293
Concrete pipe and products	126	121	97	92
Other	106	107	90	94
Intercompany eliminations	(81)	(84)	(92)	(96)
Rinker Materials	554	564	641	622
Readymix ($US)	140	143	149	142
Readymix ($A)	252	261	266	236
Consolidated Rinker group	694	707	790	764

Segment EBIT
Aggregate	32.6	31.7	32.5	25.9
Cement	22.6	23.0	23.3	25.9
Concrete, block, asphalt	17.7	20.4	26.9	29.1
Concrete pipe and products	23.4	20.9	11.7	10.2
Other	0.8	1.2	(1.2)	0.4
Rinker Materials	97.0	97.3	93.2	91.6
Readymix ($US)	16.5	17.0	16.7	20.3
Readymix ($A)	29.8	31.0	29.9	33.7
Corporate	(1.9)	(1.8)	(1.9)	(2.0)
Consolidated Rinker group	111.6	112.4	108.0	109.9

Segment Depreciation and Amortisation
Aggregate	8.8	9.2	12.3	10.1
Cement	3.1	3.2	3.2	3.3
Concrete, block, asphalt	6.6	6.8	8.7	10.8
Concrete pipe and products	6.6	6.3	6.6	6.9
Other	5.4	5.2	5.2	5.4
Rinker Materials	30.5	30.7	35.9	36.3
Readymix ($US)	6.3	6.3	6.5	11.1
Readymix ($A)	11.3	11.6	11.6	18.8
Corporate	—	—	—	—
Consolidated Rinker group	36.8	37.0	42.4	47.3

Segment EBITDA
Aggregate	41.4	41.0	44.9	36.0
Cement	25.7	26.2	26.5	29.2
Concrete, block, asphalt	24.3	27.2	35.6	39.9
Concrete pipe and products	29.9	27.3	18.2	17.1
Other	6.2	6.4	4.0	5.8
Rinker Materials	127.5	128.0	129.1	127.9
Readymix ($US)	22.8	23.3	23.2	31.4
Readymix ($A)	41.1	42.6	41.5	52.5
Corporate	(1.9)	(1.8)	(1.9)	(2.0)
Consolidated Rinker group	148.4	149.4	150.3	157.2

Footnotes

(1)             All quarterly results are unaudited.

Rinker is required to adopt Australian Equivalents to International Financial Reporting Standards (A-IFRS) with effect from the current year, the year ending 31 March 2006 (YEM06). Accordingly, Rinker’s accounting policies have now been amended to ensure consistency with A-IFRS and results shown for YEM06 have been prepared under those A-IFRS accounting policies. Previous disclosures concerning the impact of A-IFRS included at Note 39 on page 39 of Rinker’s Full Financial Report for the year ended 31 March 2005 and disclosures included in the quarterly business update at 30 June 2005 presented Rinker’s best estimate of the impact of A-IFRS at those dates but were preliminary in nature.

In addition, results shown for the year ended 31 March 2005 have now been fully restated to be comparable to current year. Results shown for the year ended 31 March 2004 and prior years have been restated on a pro forma basis for significant items, primarily the cessation of goodwill amortisation.

The principal impact of A-IFRS on reported results is the reduction in goodwill amortisation expense to zero. Prior to the adoption of A-IFRS Rinker’s goodwill amortisation expense during the year ended 31 March 2005 was US$56.3 million. Additional information is included in footnote 2 of Rinker’s Half Year Report for the six months ended 30 September 2005.

Rinker’s US and Australian subsidiaries each generate virtually all revenue and incur all costs in their local currency.  As a result, directors believe their performance is best measured in their local currency. At the group level, Rinker Materials represents around 80% of earnings.  As a result, US$ performance represents the most appropriate measure of Rinker’s performance and value.  Under A-IFRS, Rinker’s selected reporting currency will be US$, although Ready mix results will continue to be disclosed in both US$ and A$.

Rinker’s first audited financial report prepared under A-IFRS will be the annual report for the year ended 31 March 2006.

(2)             In anticipation of Rinker’s demerger from CSR Limited on 28 March 2003, a number of businesses were transferred between the Rinker group and CSR during the year ended 31 March 2003.  The results of the Rinker group prior to the year ended 31 March 2003 (YEM03), did not reflect the businesses that comprised the Rinker Group on demerger from CSR Limited in accordance with an order of the Federal Court on 28 March 2003.  Accordingly, unaudited pro forma financial information has been prepared for YEM03 and prior.  The directors believe it is meaningful to compare information for periods after 31 March 2003 with the unaudited pro forma information for periods ending on or prior to 31 March 2003 and this quarterly financial information has been prepared on this basis.

(3)             PAT represents Net profit attributable to members of Rinker Group Limited.  EBIT represents Profit before finance and income tax expense.  EBITDA represents EBIT prior to Depreciation and Amortisation.

(4)             Free cash flow represents Net cash from operating activities less (1) operating capital expenditure included in cash flows from purchase of property, plant and equipment, (2) interest paid and (3) payments for shares held in trust under long-term incentive plans.

	Information under A-IFRS
	US$ million
Quarter ended 30 September	2005	2004
Profit before finance and income tax expense	282.4	200.7
Depreciation and amortisation	52.4	49.2
Net income tax (paid)	(104.7)	(12.2)
Change in working capital	(14.0)	(21.8)
(Profit)/loss on asset sales	(2.0)	0.2
Interest received	4.9	2.2
Other	29.7	3.8
Net Cash from operating activities	248.6	222.2
Operating capital expenditure	(50.8)	(54.0)
Interest paid	(20.2)	(17.6)
Payments for shares held in trust	(22.9)	—
Free Cash Flow	154.8	150.7

Capital expenditure summary:
Operating capital expenditure	(50.8)	(54.0)
Developmental capital expenditure	(35.1)	(17.2)
Total purchase of property plant and equipment	(85.9)	(71.2)
Purchase of businesses	(1.2)	6.3
Total capital expenditure	(87.1)	(64.9)

5.              Net debt represents current and non-current borrowings less cash and cash equivalents.

	Information under A-IFRS
	US$ million
	30 Sept	31 March
As at	2005	2005
Current borrowings	5.5	257.1
Non-current borrowings	610.0	610.9
Less: Cash and cash equivalents	(340.8)	(588.2)
Net debt	274.7	279.8

6.              Gearing/leverage represents (a) net debt divided by equity and (b) net debt divided by net debt plus equity.

	Information under A-IFRS
	US$ million
	30 Sept	31 March
As at	2005	2005
Net debt	274.7	279.8
Equity	2,602.5	2,551.1
Gearing/leverage (net debt/equity)	10.6%	11.0%
Gearing/leverage (net debt/net debt+equity)	9.5%	9.9%

7.              This represents the average exchange rate used to translate Readymix A$ results into US$ during the quarter.